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                                                                     EXHIBIT (j)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference to the Prospectus and Statement of Additional Information in this Post-Effective Amendment No. 81 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of our reports each dated October 1, 1999 on the financial statements and supplementary data or financial highlights of Eaton Vance Alabama Municipals Fund, Eaton Vance Arkansas Municipals Fund, Eaton Vance Georgia Municipals Fund, Eaton Vance Kentucky Municipals Fund, Eaton Vance Louisiana Municipals Fund,
Eaton Vance Maryland Municipals Fund, Eaton Vance Missouri Municipals Fund, Eaton Vance North Carolina Municipals Fund, Eaton Vance Oregon Municipals Fund, Eaton Vance South Carolina Municipals Fund, Eaton Vance Tennessee Municipals Fund and Eaton Vance Virginia Municipals Fund (the "Funds") and the Alabama Municipals Portfolio, Arkansas Municipals Portfolio, Georgia Municipals
Portfolio, Kentucky Municipals Portfolio, Louisiana Municipals Portfolio, Maryland Municipals Portfolio, Missouri Municipals Portfolio, North Carolina Municipals Portfolio, Oregon Municipals Portfolio, South Carolina Municipals Portfolio, Tennessee Municipals Portfolio, and Virginia Municipals Portfolio, included in the August 31, 1999 Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


December 17, 1999
Boston, Massachusetts